Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of HireQuest, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2023 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), We, Richard F. Hermanns, the President and Chief Executive Officer of the Company, and Steven G. Crane, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods covered by the Report.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Dated: March 21, 2024

/s/ Richard F. Hermanns	/s/ Steven G. Crane
Richard F. Hermanns	Steven G. Crane
President and Chief Executive Officer	Chief Financial Officer